SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 4, 2001



                             DENBURY RESOURCES INC.
             (Exact name of Registrant as specified in its charter)



                                    Delaware
                          (State or other jurisdiction
                               of incorporation or
                                  organization)

                   1-12935                                       75-2815171
          (Commission File Number)                             (I.R.S. Employer
                                                            Identification No.)

            5100 Tennyson Parkway
                 Suite 3000
                Plano, Texas                                      75024
       (Address of principal executive                          (Zip code)
                  offices)


Registrant's telephone number, including area code:              (972)673-2000

  Item 2.  Acquisition or Disposition of Assets.

     On June 4, 2001, Denbury Resources Inc. ("Denbury" or the "Company") entered into a definitive agreement to acquire by merger privately-held Matrix Oil & Gas, Inc. ("Matrix") of Covington, Louisiana for approximately $163 million in cash and stock, including the assumption of Matrix's liabilities and estimated transaction expenses. The closing of the acquisition is expected to occur in July, subject to normal closing conditions.

The Acquisition
---------------

     Under the merger agreement, Matrix will be merged with and into Denbury Offshore, Inc., a new wholly-owned subsidiary of Denbury. The Matrix common shareholders will receive approximately $92.7 million, composed of 5,660,000 Denbury common shares, subject to adjustment, valued at $11.00 per share, and $30.4 million in cash. The number of shares of Denbury common stock may be adjusted up or down, within certain limits, if the average stock price for Denbury during the twenty trading days prior to closing is outside of a range of $11.00 to $13.00 per share. In addition, the holders of Matrix's preferred stock will be paid the redemption value of their preferred stock, plus accrued dividends, totaling approximately $32.4 million, outstanding stock options will be redeemed at a cost of approximately $7.3 million and Denbury will retire Matrix's $25.0 million outstanding bank debt. The total estimated cash cost to Denbury of $101 million, which includes estimated transaction expenses, including employee-related expenses, seismic transfer fees and professional fees and expenses, will be financed with debt available under Denbury's bank credit facility. Credit Suisse First Boston acted as Denbury's financial advisor in the transaction.

     Denbury's total proved reserves, pro forma after this transaction, are expected to be 72 MMBbls of oil and 174 Bcf of natural gas for a total of just over 100 MMBOE. Following the completion of this transaction, Denbury's total proved reserves will be approximately 85% onshore and 15% offshore, 29% of which will be natural gas. Pro forma production for the second half of 2001 will be 75% onshore and 25% offshore, 50% of which will be natural gas.

Matrix Background
-----------------

     Matrix Oil & Gas, Inc., based in Covington, Louisiana, is an independent oil and gas exploration and production company founded by Robin Mingo in 1992. Matrix evaluates and exploits proven oil and gas opportunities through the purchase and operation of producing oil and gas properties. Matrix primarily focuses on the offshore Gulf of Mexico with an interest in 19 offshore blocks and two onshore fields. The top five fields, West Delta 27, South Marsh Island 48/49, East Cameron 33/42, Brazos A-23, and West Cameron 192/193, make up 96% of its proved reserves and 88% of its current production. At April 1, 2001 based on initial Company estimates, Matrix had an estimated proved reserve base of 78.7 billion cubic feet equivalent (Bcfe), 91% of which was natural gas and 70% of which was proved developed. Matrix produced an average of 40 MMcfe/d during the first quarter of 2001, 94% of which was natural gas.

     EnCap Investments L.L.C., Matrix's largest shareholder, is a private equity provider of capital to the independent sector of the U.S. oil and gas industry. Encap was formed in 1988 and is now a wholly owned subsidiary of Houston-based El Paso Corporation. Encap has provided equity financing and has been an equity partner of Matrix since 1995. After the acquisition is closed, EnCap will own approximately 3.4 million shares (6.6%) of Denbury's post-closing 51.8 million shares of issued and outstanding common stock, making Encap Denbury's second largest shareholder. Denbury will add a representative from Encap to its Board of Directors at closing, increasing its board from eight to nine members.

     This Form 8-K, other than historical financial information, contains forward looking statements that involve risks and uncertainties including expected reserve quantities, production levels, exploration and exploitation results, capital expenditure budgets, commodity prices, financial results and other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission, including Denbury's reports on Form 10-K and 10-Q. These reports are incorporated by this reference as though fully set forth herein. These statements are based on engineering, geological and operating assumptions that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are both subject to a wide range of business risks, and there is no assurance that these goals and projections can or will be met. Actual results may vary materially.


  Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

      (a) The Matrix Oil & Gas, Inc. audited balance sheet and related statement of income, stockholder's equity and cash flows for the year ended December 31, 2000 and the unaudited balance sheet and related statement of income and cash flow for the three months ended March 31, 2001 will be filed by amendment as soon as practicable, but not later than 60 days after the due date for the filing of this report on Form 8-K.

      (b) The pro forma results of operations of Denbury Resources Inc. for the year ended December 31, 2000 and three months ended March 31, 2001 as if the acquisition had occurred at the beginning of each respective period and a pro forma balance sheet as of March 31, 2001, will be filed by amendment as soon as practicable, but not later than 60 days after the due date for the filing of this report on Form 8-K.

       (c)     Exhibits:

                           Exhibit No.                        Exhibit
                           -----------                        -------

                                  (2)                Agreement and Plan of Merger and  Reorganization  by and among
                                                     Denbury  Resources Inc.,  Denbury  Offshore,  Inc., Matrix Oil
                                                     and Gas, Inc. and its shareholders, dated as of June 4, 2001.


                                                     Schedules and Exhibits to Merger Agreement:
                                                     ------------------------------------------

                                    *                         Matrix Disclosure Schedule
                                    *                         Exhibit A
                                    *                         Exhibit B
                                    *                         Exhibit 7.01(b)
                                    *                         Exhibit 7.01(f)
                                    *                         Exhibit 7.15
                                    *                         Exhibit 7.15.1


* These schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Denbury will furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                              Denbury Resources Inc.
                                                 (Registrant)


  Date: June 15, 2001                         By: /s/ Phil Rykhoek
                                                  ------------------------------
                                                  Phil Rykhoek
                                                  Chief Financial Officer